Exhibit 10.4

                             SPLIT DOLLAR AGREEMENT


         This SPLIT DOLLAR AGREEMENT (this "Agreement") is entered into as of September 7, 1999, by and among DAVID J. GLADSTONE (the "Insured"), THE DAVID J. GLADSTONE IRREVOCABLE INSURANCE TRUST, LORNA GLADSTONE, TRUSTEE (the "Owner"), and AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Employer").

                                 R E C I T A L S

         WHEREAS, the Insured and the Employer have entered into a Stock Option Exercise Agreement dated as of August 6, 1999 (the "Exercise Agreement") pursuant to which they have agreed to enter into and consummate this Agreement; and

         WHEREAS, Owner will be the owner and possessor of the Policy (as defined herein) and will assign an interest in the Policy's death benefit and cash value to the Employer as collateral to secure repayment of Employer's premium payments with respect to the Policy pursuant to the Exercise Agreement; and

         WHEREAS, it is the intent of the Employer, the Insured and Owner to define the extent of the Employer's security interest in the Policy;\

         NOW, THEREFORE, the parties hereto, in consideration of the foregoing and intending to be legally bound hereby, agree as follows:

         1. Interests in the Policy. The Policy that is the subject of this Split Dollar Agreement is Security Life of Denver Insurance Company (the "Insurer") Policy Number 610014592 on the life of the Owner (the "Policy"). The Employer's interest in the cash value and death benefits of the Policy (the "Employer's Interest") as of any date, shall be equal to the Unamortized Premium Payment (as defined herein) as of such date accumulated at interest at a rate of 4.5% per annum. The Owner's interest in the cash value and death benefits of the Policy (the "Owner's Interest") shall be equal to the remaining cash value and death benefits of the Policy, if any, in excess of the Employer's Interest, reduced by any distributions made to the Owner or the Insured prior to such date.

         2. Premium Payments. The Employer will, contemporaneously with the execution and delivery of this Agreement, pay as a single cash payment, the sum of $1,825,000 representing the entire premium (the "Premium Payment") due with regard to the Policy. The Insured shall have imputed income each year in an amount equal to the greater of (a) the annual cost of current death benefit protection on the life of the Insured, measured by the lower of (i) the PS 58 rate, as set forth in Revenue Ruling 55-747 (or the corresponding applicable provision of any future Revenue Ruling), or (ii) the Insurer's current published premium rate for annually renewable term insurance for standard risks plus, without duplication, and (b) one-tenth of the Premium Payment. The "Unamortized Premium Payment" shall initially equal the Premium Payment, and shall be reduced by 2.5% of the Premium Payment on each October 1, January 1, March 1 and July 1 during the term of this Agreement.

         3. Death Benefit Amounts.

         a. In the event of the Insured's death prior to the termination of this Agreement, the death benefit payable to the Employer (or the Employer's designated beneficiaries) under this Agreement shall be equal to the Employer's Interest in the Policy at the time of the Insured's death minus the amount payable to the Employer under the Term Insurance, as defined in Section 5.3(b) of the Exercise Agreement.


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

              b. In the event of the Insured's death prior to the termination of this Agreement, the death benefit payable to the Owner (or the Owner's designated beneficiaries) shall be the excess of the total death proceeds under the Policy less the amount payable to the Employer (or the Employer's designated beneficiaries), reduced by the amount payable to the Employer under the Term Policy. Following the termination of this Agreement and upon the satisfaction of the Employer's Interest in the Policy, the Owner's death benefit will be equal to the total death benefit provided by the Policy.

              c. Owner and Insured understand that sufficiency of cash value in the Policy to provide expected amounts of death benefit under this Agreement may vary as a result of Policy performance and duration of premium payments and this is in no event guaranteed by the Employer or the Insurer.

         4. Ownership and Rights in the Policy.

              a. The Policy will be owned exclusively by the Owner. While this Agreement is in effect, the Employer has a security interest in the Policy under this Agreement limited exclusively to the Employer's Interest in the Policy; provided, however, this paragraph 4 shall not in any way limit or affect the obligations or rights of the parties under that Exercise Agreement.

              b. The Owner shall have the right to make any investment choices permitted by the Policy and that appear on Exhibit A hereto with respect to the cash value of the Policy. Any other investment choices will require the consent of the Employer.

              c. The Owner's rights shall also include the right to select and change beneficiaries to receive Owner's death benefits. The Owner will not be permitted to



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

borrow against, or partially or totally surrender the Policy as long as the Collateral Assignment remains in force, except as provided in the Exercise Agreement. Any other rights in the Policy other than those specifically mentioned in this Agreement must be exercised with the written consent of the Insured, Owner and the Employer.

         5. Assignment of Policy to Secure Employer's Payments. To secure Employer's Interest in the Policy under this Agreement, Owner will collaterally assign the Policy to the Employer by signing the separate Collateral Assignment. The Collateral Assignment cannot be altered without the Employer's, Owner's and Insurer's consent.

         6. Termination of Split Dollar Agreement. This Agreement will terminate upon the earliest to occur of the following:

              a. Death of the Insured and the payment to Employer of all amounts due it hereunder;

              b. Written agreement of both the Owner, Insured and the Employer to terminate this Agreement;

              c. Termination of Insured's employment; provided however, that if the Employer and Insured are parties to a Supplemental Employment Agreement substantially in the form of Exhibit 4.11 to the Second Amended and Restated Employment Agreement dated as of August 6, 1999, between Employer and Insured, Owner shall be deemed to be employed by Employer only if Employee has elected to be bound by Section 5.2(a) thereof; or

              d. A release of the Collateral Assignment pursuant to Section 7 herein. Upon termination of this Agreement, the Employer shall receive the Employer's Interest in the Policy as soon as is practical, but in no event shall receipt be later than sixty (60)



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

days from the earliest of the dates listed above. In the event of termination of this Agreement for reason other than the death of the Insured, the payment of the Employer's Interest in the Policy and under this Agreement shall be satisfied either directly from the cash value of the Policy or by direct payment by the Owner, at the discretion of the Owner. In this event, the recovery of the Employer's Interest shall be limited to the cash value of the Policy at that time. In the event of termination of this Agreement by reason of the death of the Insured, the Employer's Interest in the Policy and under this Agreement shall be satisfied through direct payment from the Insurer from the Policy proceeds less the amount payable to Employer under the Term Policy.

         7. Release of Collateral Assignment. Upon receipt of the Employer's Interest in the Policy, as provided above, either whether from the Policy, or from the Owner, the Employer will release the Collateral Assignment. Upon satisfaction of the Employer's Interest in the Policy, the Owner shall have unrestricted ownership to the Policy, subject to the terms of the Exercise Agreement.

         8. Miscellaneous.

              a. Not an Employment Agreement. This Agreement does not in any way constitute an employment agreement, and the Employer reserves the right to terminate Insured's employment to the same extent as though this Agreement did not exist. This Agreement may be amended at any time by written agreement signed on behalf of the Employer and by the Owner and the Insured.

              b. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Employer and its successors and assigns, to the Owner and its



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

successors and permitted assignes, and to the Insured and the Insured's heirs, executor or personal representative and beneficiaries.

              c. Notices. Any notice, consent or demand required or permitted under this Agreement shall be made in writing and shall be signed by the party making the notice, consent, or demand. Such notice shall be sent by United States certified mail, postage pre-paid and shall be sent to the other party's last known address as shown on the records of the Employer. The date of such mailing shall be deemed to be the date of such notice, consent or demand.

              d. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of Maryland, without reference to the conflicts of laws provisions thereof.

         9. Claims Procedures.

              a. Claimants. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as "Claimant") shall present the request in writing to the Employer, which shall respond in writing as soon as practicable. If the claim or request is denied, the written notice of denial shall state the reason for denial, with specific reference to the provisions on which the denials is based, a description of any additional material or information required and an explanation of why it is necessary, and an explanation of the program's claims review procedure.

              b. Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days may request a review by notice given in writing to the Employer. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or in the event Claimant has not



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

received a response sixty (60) days after receipt by the Employer of Claimant's claim or request. The claim or request shall be reviewed by the Employer which may, but shall not be required to, grant the Claimant a hearing. On review, the Claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

              c. Final Decision. The decision or review shall normally be made within sixty (60) days after the Employer's receipt of Claimant's claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant provisions. All decisions on review shall be final and bind all parties concerned.





















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

         IN WITNESS WHEREOF, the Employer, the Insured and the Owner have executed and delivered this Split Dollar Agreement, which is effective as of the effective date of the Policy described herein.



                                       AMERICAN CAPITAL STRATEGIES. LTD.



                                       By:           /s/
                                          -------------------------------------

                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------


                                       THE DAVID J. GLADSTONE IRREVOCABLE
                                       INSURANCE TRUST, LORNA GLADSTONE,
                                       TRUSTEE


                                               /s/
                                       ----------------------------------------



                                       DAVID J. GLADSTONE


                                               /s/
                                       ----------------------------------------


------------------------------
         Witness